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                 EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (No. 333-10630 and No. 333-6366) of our reports dated February 17, 2000, with respect to the consolidated financial statements and financial statement schedules of Moore Corporation Limited and subsidiaries included or incorporated by reference in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP
Chartered Accountants


Toronto, Canada
February 17, 2000

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